EXHIBIT 23.1








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated April 5, 2002, included in this Form 10-KSB in the previously filed Registration Statement of Beechport Capital Corp. on Form S-8 (File No. 333-62520, effective September 17,
2001).



/s/  Henry Schiffer, CPA
--------------------------
HENRY SCHIFFER, CPA
A Professional Corporation

Beverly Hills, California
April 15, 2002